Exhibit 10.1

FORM OF

AMENDED AND RESTATED

SEVERANCE AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT (this “Agreement”), is made and entered into by and between Goodrich Petroleum Corporation, a Delaware corporation, having an office at 801 Louisiana Street, Suite 700, Houston, Texas, 77002 (hereinafter referred to as “Company” and “Employer”), and                              (hereinafter referred to as “Employee”), is amended and restated effective as of                             (the “Effective Date”). This Agreement will continue in effect for the period beginning on the Effective Date and ending on the third anniversary of the Effective Date. On the third anniversary of the Effective Date and on each subsequent anniversary thereafter, this Agreement may be renewed and extended for a period of 12 months by mutual agreement of the parties hereto.

Attendant to Employee’s continued employment by Employer, Employer and Employee hereby agree that, if Employee incurs a Qualifying Termination (as defined below), the Employer will pay Employee a cash lump sum payment equal to two times Employee’s then “current annual rate of total compensation” (as defined below). The cash payment shall be made within 90 days of Employee’s “separation from service” (as such term is defined in Treasury Regulation § 1.409A-1(h), a “Separation from Service”), but not later than the March 15 following the taxable year of Employee’s Separation from Service, unless it is determined that at the time of his Separation from Service Employee is a “specified employee,” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) (the “specified employee identification date” shall be December 31 and the “specified employee effective date” shall be April 1), in which event such lump sum payment shall instead be made (without interest) on the first business day that is six months after Employee’s Separation from Service (or on his death, if earlier). Also, through the second anniversary of the date of his Qualifying Termination, health and life insurance coverage under the Company plans or the equivalent thereof shall be provided to Employee on the same basis as it is provided to the other senior executives of the Company.

In addition, upon a Qualifying Termination that occurs prior to a Change of Control (as defined below), provided that Employee complies with the non-competition and non-solicitation covenants attached hereto as Exhibit A, (1) the portion of any unvested and unearned restricted stock (or restricted stock unit) awards vesting solely pursuant to the passage of time and continued services and granted pursuant to the Company’s Management Incentive Plan (or other equity compensation plan) (the “Restricted Stock”) held by Employee that would, but for Employee’s termination, vest during the Vesting Continuation Period (as defined below) will immediately vest on the date of the Qualifying Termination, and (2) any unearned performance awards to be settled in common stock of the Company, conditioned upon the achievement of performance targets and granted pursuant to the Company’s Management Incentive Plan (or other equity compensation plan) (the “Performance Shares”) held by Employee will (a) be prorated by multiplying the number of Performance Shares by a fraction (no greater than one) the numerator of which is the number of months in the period beginning on the date of grant of the Performance Shares and ending on last day of the Vesting Continuation Period and the denominator of which is the number of months in the performance period under the Performance Shares (with the remainder of the Performance Shares being immediately forfeited to the Company for no consideration upon Employee’s termination of employment) and (b) such reduced award will vest, if at all, based on the achievement of the performance goals set forth in each outstanding Performance Share award utilizing a shortened performance period under the award ending on the date of the Qualifying Termination; provided, however, that the preceding sentence is not intended to modify the vesting provisions applicable to either the “Grant of Restricted Stock (Secondary Exit Award; UCC Warrant Exercise)” or the “Grant of Restricted Stock (Secondary Exit Award: 2L Note Conversion)” (together the “Emergence Awards”).

Notwithstanding the preceding paragraph, upon a Qualifying Termination that occurs on or within 18 months following a Change of Control, provided that Employee complies with the non-competition and non-solicitation covenants attached hereto as Exhibit A, any unvested and unearned Restricted Stock held by Employee will immediately vest in full on the date of the Qualifying Termination. In addition, notwithstanding anything contained herein to the contrary, upon a Change of Control, any unearned Performance Shares held by Employee will vest, if at all, based on the achievement of the performance goals set forth in each outstanding Performance Share award utilizing a shortened performance period under the award ending on the date of the Change of Control. Nothing contained in this paragraph is intended to modify the vesting provisions applicable to the Emergence Awards.

If Employee’s employment with the Company is terminated for any reason or no reason prior to the vesting of the Emergence Awards they will be automatically forfeited to the Company for no consideration upon such termination. In the event Employee violates any of the terms of the non-competition and non-solicitation covenants set forth on Exhibit A, Employee will automatically forfeit to the Company for no consideration all outstanding unvested equity and equity-based compensation awards related to the common stock of the Company. After giving effect to any accelerated or continued vesting pursuant to the two immediately preceding paragraphs, any outstanding unvested equity and equity-based compensation awards related to the common stock of the Company (which awards did not vest pursuant to the two immediately preceding paragraphs) will immediately be forfeited to the Company for no consideration.

In addition, and notwithstanding the terms of any outstanding agreements evidencing Restricted Stock or Performance Shares, (1) if Employee’s employment with the Company is terminated for any reason other than pursuant to a Qualifying Termination prior to the vesting of the Restricted Stock or Performance Shares, the Restricted Stock and Performance Shares will be forfeited to the Company for no consideration upon such termination, and (2) Section 3(c) of all outstanding agreements evidencing Restricted Stock or Performance Shares is hereby deleted such that the occurrence of a Change of Control (as defined in the Company’s Management Incentive Plan) will not automatically result in accelerated vesting of the Employee’s Restricted Stock or Performance Shares or the shortening of the performance period under Employee’s Performance Shares. The parties agree that this paragraph is intended to amend Employee’s outstanding Restricted Stock and Performance Share agreements to modify, in the manner described herein, the provision of accelerated vesting with respect to Employee’s outstanding Restricted Stock and Performance Shares and that by signing this Agreement such additional agreements are amended without the need to execute any further documents.

As used in this Agreement, the following definitions shall apply:

1.    “Current annual rate of total compensation” means the sum of (i) Employee’s rate of annual base salary as in effect immediately prior to the Change of Control or subsequent termination of employment, whichever is greater, and (ii) the annual cash bonus last awarded to Employee immediately prior to the Change of Control or the most recent annual cash bonus awarded to Employee, whichever is greater. In regards to cash bonuses received pursuant to item (ii) above, for purposes of this calculation, any special or one time cash bonuses shall be excluded. No other items of compensation shall be considered for this purpose.

2.    “Cause” means (i) any material failure of Employee, after written notice, to perform his duties as an officer of the Company; (ii) the commission of fraud, embezzlement or misappropriation by Employee against the Company; (iii) a material breach by Employee of his fiduciary duty owed by him to the Company or its affiliates, or of any written workplace policies applicable to him (including the Company’s code of conduct and policy on workplace harassment), whether adopted on or after the date of this Agreement; or the (iv) conviction of Employee of a felony offense or a crime involving moral turpitude.

3.    A “Change of Control” of the Company is deemed to have occurred if, at any time on or after the date hereof, (i) there is a sale, lease or other transfer of all or substantially all of the assets of the Company; (ii) the Company or its shareholders adopt a plan relating to the liquidation or dissolution of the Company; (iii) any person or group of persons acting in concert becomes the beneficial owner of fifty percent (50%) or more of the voting power of the Company’s securities generally entitled to vote in the election of directors; or (iv) there occurs a merger or consolidation of the Company unless, for at least six months after the transaction, beneficially own greater than fifty (50%) of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the surviving entity.

4.    “Change in Duties” shall mean the occurrence, on or within 18 months after the date upon which a Change of Control occurs, of any one or more of the following: (i) a reduction in the duties or responsibilities of Employee from those applicable to him immediately prior to the date on which the Change of Control occurs; (ii) a reduction in Employee’s current annual rate of total compensation; or (iii) a change in the location of Employee’s principal place of employment by more than 50 miles from the location where he was principally employed immediately prior to the date on which the Change of Control occurs, unless such relocation is agreed to in writing by Employee; provided, however, that a relocation scheduled prior to the date of the Change of Control shall not constitute a Change in Duties. Employee must provide written notice to the Company of any alleged Change in Duties within 60 days of such change and the Company shall have a period of 30 days in which it may remedy the condition. In the event it is remedied by the Company within such “cure” period, such event shall cease to be a Change in Duties for purposes of this Agreement. In the event it is not timely remedied by the Company, Employee may terminate his employment due to a Change in Duties at any time during the 30 day period following the end of the “cure” period.

5.    “Qualifying Termination” shall mean the termination of Employee’s employment with the Company either by the Company without “Cause,” whether before or after a Change of Control, or by Employee due to a Change in Duties on or within 18 months following a Change of Control.

6.    “Vesting Continuation Period” shall mean, as applicable, (i) if Employee experiences a Qualifying Termination on or before December 31, 2018, the period beginning on the date of the Qualifying Termination and ending on December 31, 2019 or (ii) if Employee experiences a Qualifying Termination after December 31, 2018, the period beginning on the date of the Qualifying Termination and ending on the date that is 12 months following the date of the Qualifying Termination.

This Agreement shall be binding upon and inure to the benefit of the Company, its successors, legal representatives and assigns, and upon Employee, his heirs, executors, administrators, representatives and assigns; provided, however, Employee agrees that his rights and obligations hereunder are personal to him and may not be assigned without the express written consent of the Company.

This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between Employee and the Company and constitutes the entire agreement between Employee and the Company with respect to the subject matter of this Agreement (including, but not limited to, the Amended and Restated Severance Agreement entered into effective as of November 5, 2007 and outstanding equity based compensation awards). This Agreement may not be modified or amended other than through a written agreement executed by Employee and an officer of the Company who is expressly authorized by the Company to execute such document.

If any provision of this Agreement or application thereof to anyone or under any circumstances shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions or applications of this Agreement that can be given effect without the invalid or unenforceable provision or application.

Any controversy or claim arising out of or relating to this Agreement, the breach thereof, Employee’s employment with the Company, or the termination thereof, shall be settled by arbitration in accordance with the Employment Arbitration Rules of the American Arbitration Association (AAA), and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. To select an arbitrator, each party shall strike a name from the list submitted by AAA with the grieving party striking first. The arbitrator shall not have the power to add to or ignore any of the terms and conditions of this Agreement. His decision shall not go beyond what is necessary for the interpretation and application if this Agreement and obligations of the parties under this Agreement. Cost of such arbitration, but not attorney’s fees, will be paid by the losing party.

Notwithstanding the foregoing paragraph, Employee agrees that the Company would be damaged irreparably and would have no adequate remedy at law in the event that any of the terms of Exhibit A are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the Company shall be entitled to obtain an injunction or injunctions to prevent breaches of the covenants set forth in Exhibit A by Employee and to specifically enforce Exhibit A, this being in addition to any other remedies to which the Company is entitled at law and in equity, without proof of actual damages or any obligation to post any bond or other security as a prerequisite to obtaining equitable relief. Employee agrees not to dispute or resist any such application for relief on the basis that the Company has an adequate remedy at law or that damage arising from such non-performance or breach is not irreparable.

The laws of the State of Texas will govern the interpretation, validity and effect of this Agreement.

This Agreement may be executed in any number of counterparts, all of which shall constitute the same instrument.

IN WITNESS WHEREOF, the undersigned intending to be legally bound, have executed this Agreement on                     , effective as of the date provided above.

GOODRICH PETROLEUM CORPORATION

By:
Name:
Title:

EMPLOYEE

EXHIBIT A

NON-COMPETITION AND NON-SOLICITATION COVENANTS

1.    Non-Competition and Non-Solicitation. As a condition of Employee’s employment by the Company, and in order to protect the Company’s trade secret and other confidential information and the Company’s other legitimate business interests, including the Company’s goodwill and customer and client relationships and for good and valuable consideration, including the benefits set forth in the Amended and Restated Severance Agreement to which this Exhibit A is attached, Employee covenants and agrees that, without prior written consent from the Company, during the Prohibited Period, Employee shall not, directly or indirectly, for Employee or on behalf of or in conjunction with any person or entity of any nature:

(a)    engage or participate in competition with the Company within the Market Area in any aspect of the Business, which prohibition shall prevent Employee from directly or indirectly owning, managing, operating, joining, becoming an officer, director, employee or consultant of, or loaning money to, or selling or leasing equipment or real estate to, or otherwise being affiliated with any person or entity engaged in, or planning to engage in, the Business in the Market Area in competition, or anticipated competition, with the Company;

(b)    appropriate any Business Opportunity of the Company located in the Market Area;

(c)    solicit, canvass, approach, encourage, entice or induce any customer or supplier of the Company to cease or lessen such customer’s or supplier’s business with the Company; or

(d)    solicit, canvass, approach, encourage, entice or induce any employee or contractor of the Company to terminate his, her or its employment or engagement with the Company.

Nothing herein shall prohibit Employee from being a passive owner of not more than 1% of the outstanding stock of any class of securities of any person listed on a national securities exchange which is engaged in the Business, so long as Employee has no active participation in the Business of such person and does not serve on the board of directors or similar body of such person.

2.    Definitions. For purposes of these Non-Competition and Non-Solicitation Covenants, the following terms shall have the following meanings:

(a)    “Business” shall mean the business and operations that are the same or similar to those performed by the Company for which Employee provides services or about which Employee obtains Company trade secrets or other confidential information during the period that Employee is employed by the Company, which business and operations include the exploration, development and production of natural gas and crude oil.

(b)    “Business Opportunity” shall mean any commercial, investment or other business opportunity in the Business.

(c)    “Market Area” shall mean (i) the Haynesville Shale, the Haynesville/Bossier Shale Angelina River Trend, and the Tuscaloosa Marine Shale; (ii) the following parishes in Louisiana: Allen, Avoyelles, Beauregard, Catahoula, Concordia, East Feliciana, East Baton Rouge, Evangeline, Grant, Livingston, Pointe Coupee, Rapides, St. Helena, St. Landry, St. Tammany, Tangipahoa, Vernon, Washington, and West Feliciana; (iii) a one (1) mile area surrounding the outermost boundary of each lease or property owned by the Company immediately prior to the point in time Employee is no longer employed by the Company and (iv) the lands covered by any lease or property under substantial consideration or evaluation by the Company but not yet acquired prior to Employee’s Separation from Service for which Employee provided services or about which Employee received any confidential information.

(d)    “Prohibited Period” shall mean the period during which Employee is employed by the Company and continuing for a period of twelve (12) months following the date that Employee is no longer employed by the Company, regardless of the reason for such separation.

3.    Employee Representations. Employee agrees and acknowledges that the limitations and restrictions set forth herein, including geographical and temporal restrictions on certain activities, are reasonable in all respects, will not cause Employee undue hardship, and are intended and necessary to prevent unfair competition and to protect the Company’s legitimate business interests.

4.    Modification. In the event any court or arbitrator of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth in this Exhibit A are unreasonable, then such restrictions shall be enforced to the fullest extent which such court or arbitrator deems reasonable, and the terms of this Exhibit A shall thereby be reformed.

ACCEPTED AND AGREED:

EMPLOYEE

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